UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2026

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Street N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2026, AgEagle Aerial Systems Inc. (dba, EagleNXT) (the “Company” or “EagleNXT”) entered into a private placement agreement (the “Agreement”) with ThirdEye Systems Ltd. (“ThirdEye Systems”). Pursuant to the Agreement, the Company agreed to invest an aggregate amount between $10.0 million and $14.95 million (according to the ILS/U.S. dollar exchange rate of 3.03) in exchange for 3,268,608 ordinary shares and 1,618,227 rights to shares of ThirdEye Systems. The ordinary shares were issued at a price per share equal to 9.27 ILS and the exercise price of the rights to shares is 9.27 ILS per share. The Agreement is subject to customary closing conditions as well as the execution of the Edge Investment (as defined in the Agreement).

Pursuant to the terms of the Agreement, EagleNXT and ThirdEye Systems also entered into a joint venture agreement (the “JV Agreement”) on April 13, 2026 that provided for the formation of ThirdEye USA, LLC (“ThirdEye USA”) as a Delaware limited liability company. ThirdEye USA will provide a line of counter-drone products and systems to the U.S. and Canadian markets. The Company will own 51.0% of ThirdEye USA and has the right to appoint three of its five managers. EagleNXT anticipates that ThirdEye USA will be operational by May 2026.

Item 8.01 Other Items.

A copy of the press release announcing the ThirdEye investment and the JV Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on EagleNXT’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success of EagleNXT’s investment in ThirdEye or the ThirdEye USA joint venture, the timing and fulfilment of current and future purchase orders relating to EagleNXT’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of EagleNXT in general, see the risk disclosures in the Annual Report on Form 10-K of EagleNXT for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by EagleNXT. All such forward-looking statements speak only as of the date they are made, and EagleNXT undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2026	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ William Irby
	Name:	William Irby
	Title:	Chief Executive Officer